Exhibit 99.1

Contact: Marc Cannon (954) 769-3146 cannonm@autonation.com Investor contact: Cheryl Scully (954) 769-7734 scullyc@autonation.com Kate Keyser-Pearlman (954) 769-7342 keyserk1@autonation.com
AutoNation Reports All-Time Record Quarter and All-Time Record Full Year Results

Fourth Quarter 2011 Results

•	Adjusted EPS from continuing operations was an all-time record(1) $0.51, up 13% compared to fourth quarter 2010 EPS from continuing operations of $0.45 (no adjusting items in the year-ago period)

•	On a GAAP basis, fourth quarter 2011 EPS from continuing operations was $0.50

•	Operating income of $144 million, an increase of 7% compared to the year-ago period

•
Total revenue up 13% compared to the year-ago period; revenue for all major categories - new vehicles, used vehicles, parts and service, and finance and insurance - improved compared to the fourth quarter of 2010.

Full Year 2011 Results

•	Adjusted EPS from continuing operations was an all-time record $1.94, up 24% compared to full year 2010 adjusted EPS from continuing operations of $1.56

•	On a GAAP basis, full year EPS from continuing operations was $1.93 in 2011 compared to $1.48 in 2010

•	Operating income of $572 million, an increase of 15% compared to 2010

•	Total revenue up 11% compared to 2010; revenue for all major categories - new vehicles, used vehicles, parts and service, and finance and insurance - improved compared to 2010.

FORT LAUDERDALE, Fla., (January 26, 2012) —AutoNation, Inc. (NYSE: AN), America’s largest automotive retailer, today reported 2011 fourth quarter adjusted net income from continuing operations of $71 million, or $0.51 per share, compared to net income from continuing operations of $68 million, or $0.45 per share, for the same period in the prior year, a 13% improvement on a per-share basis. Adjusted net income from continuing operations for the fourth quarter of 2011 excludes debt refinancing costs of $1 million after-tax, or $0.01 per share, as disclosed in the attached financial tables. On a GAAP basis, fourth quarter 2011 net income from continuing operations was $70 million, or $0.50 per share. There were no adjusting items for the fourth quarter of 2010.
2011 fourth quarter revenue totaled $3.7 billion, compared to $3.2 billion in the year-ago period, an increase of 13%, driven primarily by stronger retail new and used vehicle revenue. AutoNation’s new vehicle unit sales increased 10% on a same store basis and were up 13% overall. Based on CNW Research data, in the fourth quarter, total U.S. industry new retail vehicle unit sales increased 7%.
2011 fourth quarter gross profit totaled $579 million, compared to $545 million in the year-ago period, an increase of 6%, primarily due to an increase in retail new vehicle gross profit, as well as an increase in finance and insurance gross profit. Gross profit per new vehicle retailed was favorably impacted by $34 in the fourth quarter of 2011 and by $247 in the fourth quarter of 2010 related to additional incentives primarily on premium luxury vehicles previously sold. On a per-vehicle basis, gross profit per new vehicle retailed increased $52 or 2%, despite the decrease in additional incentives compared to the year-ago period. Finance and insurance gross profit per vehicle retailed increased $63 or 5%, as compared to the year-ago period.

Mike Jackson, Chairman and Chief Executive Officer, said, "We continued to deliver impressive results, setting another record for the highest ever annual and quarterly adjusted EPS from continuing operations. We are pleased with our strong year-over-year growth across all areas of our business." Mr. Jackson concluded, "We are looking forward to the continued recovery in auto retail, buoyed by accelerated product offerings, robust consumer credit and strong replacement demand. We expect industry new vehicle sales to be approximately 14 million units in 2012.”
During the fourth quarter of 2011, AutoNation repurchased 6.3 million shares for an aggregate purchase price of $217.8 million, and, from January 1, 2012 through January 25, 2012, AutoNation repurchased 3.5 million shares for an aggregate purchase price of $122.1 million. AutoNation today announced that the Board of Directors authorized the repurchase of up to an additional $250 million of AutoNation common stock. With the increased authorization, as of January 25, 2012, AutoNation had approximately $278 million remaining Board authorization for share repurchase. As of January 25, 2012, there was approximately132 million shares outstanding.
AutoNation has three operating segments: Domestic, Import, and Premium Luxury. The Domestic segment is comprised of stores that sell vehicles manufactured by General Motors, Ford, and Chrysler; the Import segment is comprised of stores that sell vehicles manufactured primarily by Toyota, Honda, and Nissan; and the Premium Luxury segment is comprised of stores that sell vehicles manufactured primarily by Mercedes, BMW, and Lexus. Segment results for the fourth quarter were as follows:

•	Domestic – Domestic segment income(2) was $44 million compared to year-ago segment income of $37 million. Fourth quarter Domestic retail new vehicle unit sales increased 21%.

•	Import – Import segment income(2) was $53 million compared to year-ago segment income of $46 million. Fourth quarter Import retail new vehicle unit sales increased 3%.

•	Premium Luxury – Premium Luxury segment income(2) was $70 million compared to year-ago segment income of $66 million. Fourth quarter Premium Luxury retail new vehicle unit sales increased 28%.
For the full year ended December 31, 2011, the Company reported adjusted net income from continuing operations of $286 million, or $1.94 per share, compared to adjusted net income from continuing operations of $247 million, or $1.56 per share for the same period in the prior year, an improvement of 24% on a per-share basis. Adjusted net income from continuing operations excludes debt refinancing costs of $1 million after-tax, or $0.01 per share, for 2011 and $12 million after-tax, or $0.08 per share, for 2010, as disclosed in the attached financial tables. On a GAAP basis, net income from continuing operations for 2011 was $284 million, or $1.93 per share, compared to $235 million, or $1.48 per share, for the prior year. The Company’s revenue for the full year ended December 31, 2011, totaled $13.8 billion, up 11% compared to $12.5 billion for the same period in the prior year.
The fourth quarter conference call may be accessed by telephone at (888) 769-8515 (password: AutoNation) at 11:00 a.m. Eastern Time or on AutoNation's investor relations website at investors.autonation.com under "Events & Presentations."
The webcast will also be available on our web site following the call. A playback of the conference call will be available after 1:00 p.m. Eastern Time on January 26, 2012 through February 3, 2012 by calling (800) 283-4984 (password: 75300).

(1)	As compared to adjusted EPS from continuing operations in prior periods.

(2)	Segment income is defined as operating income less floorplan interest expense.
About AutoNation, Inc.
AutoNation is transforming the automotive retail industry through bold leadership. We deliver a superior automotive retail experience through our customer-focused sales and service processes. Owning and operating 258 new vehicle franchises, which sell 32 brands across 15 states, AutoNation is America's largest automotive retailer, with state-of-the-art operations and the ability to leverage economies of scale that benefit the customer. As an indication of our leadership position in our industry, AutoNation is a component of the S&P 500 Index. AutoNation is driven to be the best-run, most profitable automotive retailer. Follow us at www.facebook.com/autonation and www.twitter.com/autonation.
For additional information about AutoNation, please visit investors.autonation.com or www.autonation.com.
FORWARD-LOOKING STATEMENTS
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Words such as “anticipates,” “expects,” “intends,” “goals,” “plans,” “believes,” “continues,” “may,” “will,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Statements regarding our expectations for the automotive retail industry, as well as statements that describe our objectives, goals, or plans, are forward-looking statements. Our forward-looking statements reflect our current expectations concerning future results and events, and they involve known and unknown risks, uncertainties and other factors that are difficult to predict and may cause our actual results, performance or achievements to be materially different from any future results, performance and achievements expressed or implied by these statements. These risks, uncertainties and other factors include, among others: economic conditions generally; conditions in the credit markets and changes in interest rates; the success and financial viability of vehicle manufacturers and distributors with which we hold franchises; the duration and severity of production and supply chain disruptions resulting from the natural disasters that struck Japan and Thailand; factors affecting our goodwill and other intangible asset impairment testing; natural disasters and other adverse weather events; restrictions imposed by vehicle manufacturers; the resolution of legal and administrative proceedings; regulatory factors affecting our business; and other factors described in our news releases and filings made under the securities laws, including, among others, our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. Forward-looking statements contained in this news release speak only as of the date of this news release, and we undertake no obligation to update these forward-looking statements to reflect subsequent events or circumstances.
NON-GAAP FINANCIAL MEASURES
This press release and the attached financial tables contain certain non-GAAP financial measures as defined under SEC rules, such as adjusted net income and earnings per share from continuing operations, which exclude certain items disclosed in the attached financial tables. As required by SEC rules, the Company provides reconciliations of these measures to the most directly comparable GAAP measures. The Company believes that these non-GAAP financial measures improve the transparency of the Company's disclosure, provide a meaningful presentation of the Company's results from its core business operations excluding the impact of items not related to the Company's ongoing core business operations, and improve the period-to-period comparability of the Company's results from its core business operations.

AUTONATION, INC.
UNAUDITED CONDENSED CONSOLIDATED INCOME STATEMENTS
($ in millions, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
Revenue:
New vehicle	$2,085.6	$1,778.7	$7,498.9	$6,669.1
Used vehicle	882.2	788.4	3,512.8	3,116.1
Parts and service	573.1	560.2	2,293.1	2,209.1
Finance and insurance, net	124.9	107.0	474.5	418.9
Other	12.6	11.9	53.0	47.8
Total revenue	3,678.4	3,246.2	13,832.3	12,461.0
Cost of sales:
New vehicle	1,938.1	1,651.2	6,951.2	6,217.9
Used vehicle	820.6	726.7	3,228.0	2,849.4
Parts and service	334.6	318.6	1,323.0	1,245.9
Other	5.9	5.2	26.1	20.3
Total cost of sales	3,099.2	2,701.7	11,528.3	10,333.5
Gross profit	579.2	544.5	2,304.0	2,127.5
Selling, general and administrative expenses	412.7	392.7	1,649.4	1,552.1
Depreciation and amortization	21.0	19.6	83.7	76.8
Other expenses (income), net	2.0	(2.4)	(1.1)	2.0
Operating income	143.5	134.6	572.0	496.6
Floorplan interest expense	(10.9)	(12.3)	(42.7)	(42.5)
Other interest expense	(17.4)	(16.3)	(66.0)	(56.1)
Loss on debt extinguishment	(2.2)	—	(2.2)	(19.6)
Interest income	0.1	0.6	0.7	1.4
Other income (losses), net	(0.3)	2.5	(0.5)	1.5
Income from continuing operations before income taxes	112.8	109.1	461.3	381.3
Income tax provision	42.9	41.1	177.1	146.0
Net income from continuing operations	69.9	68.0	284.2	235.3
Loss from discontinued operations, net of income taxes	(0.5)	(0.7)	(2.8)	(8.7)
Net income	$69.4	$67.3	$281.4	$226.6
Diluted earnings (loss) per share:
Continuing operations	$0.50	$0.45	$1.93	$1.48
Discontinued operations	$—	$—	$(0.02)	$(0.05)
Net income	$0.49	$0.45	$1.91	$1.43
Weighted average common shares outstanding	140.6	150.4	147.3	158.6
Common shares outstanding, net of treasury stock, at December 31	135.8	148.4	135.8	148.4

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA
($ in millions, except per vehicle data)

Operating Highlights	Three Months Ended December 31,				Twelve Months Ended December 31,
	2011	2010	$ Variance	% Variance	2011	2010	$ Variance	% Variance
Revenue:
New vehicle	$2,085.6	$1,778.7	$306.9	17.3	$7,498.9	$6,669.1	$829.8	12.4
Retail used vehicle	753.7	685.7	68.0	9.9	3,047.6	2,764.8	282.8	10.2
Wholesale	128.5	102.7	25.8	25.1	465.2	351.3	113.9	32.4
Used vehicle	882.2	788.4	93.8	11.9	3,512.8	3,116.1	396.7	12.7
Parts and service	573.1	560.2	12.9	2.3	2,293.1	2,209.1	84.0	3.8
Finance and insurance, net	124.9	107.0	17.9	16.7	474.5	418.9	55.6	13.3
Other	12.6	11.9	0.7		53.0	47.8	5.2
Total revenue	$3,678.4	$3,246.2	$432.2	13.3	$13,832.3	$12,461.0	$1,371.3	11.0
Gross profit:
New vehicle	$147.5	$127.5	$20.0	15.7	$547.7	$451.2	$96.5	21.4
Retail used vehicle	62.3	61.2	1.1	1.8	280.6	258.1	22.5	8.7
Wholesale	(0.7)	0.5	(1.2)		4.2	8.6	(4.4)
Used vehicle	61.6	61.7	(0.1)	(0.2)	284.8	266.7	18.1	6.8
Parts and service	238.5	241.6	(3.1)	(1.3)	970.1	963.2	6.9	0.7
Finance and insurance	124.9	107.0	17.9	16.7	474.5	418.9	55.6	13.3
Other	6.7	6.7	—		26.9	27.5	(0.6)
Total gross profit	579.2	544.5	34.7	6.4	2,304.0	2,127.5	176.5	8.3
Selling, general and administrative expenses	412.7	392.7	(20.0)	(5.1)	1,649.4	1,552.1	(97.3)	(6.3)
Depreciation and amortization	21.0	19.6	(1.4)		83.7	76.8	(6.9)
Other expenses (income), net	2.0	(2.4)	(4.4)		(1.1)	2.0	3.1
Operating income	143.5	134.6	8.9	6.6	572.0	496.6	75.4	15.2
Floorplan interest expense	(10.9)	(12.3)	1.4		(42.7)	(42.5)	(0.2)
Other interest expense	(17.4)	(16.3)	(1.1)		(66.0)	(56.1)	(9.9)
Loss on debt extinguishment	(2.2)	—	(2.2)		(2.2)	(19.6)	17.4
Interest income	0.1	0.6	(0.5)		0.7	1.4	(0.7)
Other income (losses), net	(0.3)	2.5	(2.8)		(0.5)	1.5	(2.0)
Income from continuing operations before income taxes	$112.8	$109.1	$3.7	3.4	$461.3	$381.3	$80.0	21.0
Retail vehicle unit sales:
New	60,191	53,151	7,040	13.2	224,034	206,456	17,578	8.5
Used	41,946	39,106	2,840	7.3	171,094	160,126	10,968	6.8
	102,137	92,257	9,880	10.7	395,128	366,582	28,546	7.8
Revenue per vehicle retailed:
New	$34,650	$33,465	$1,185	3.5	$33,472	$32,303	$1,169	3.6
Used	$17,968	$17,534	$434	2.5	$17,812	$17,266	$546	3.2
Gross profit per vehicle retailed:
New	$2,451	$2,399	$52	2.2	$2,445	$2,185	$260	11.9
Used	$1,485	$1,565	$(80)	(5.1)	$1,640	$1,612	$28	1.7
Finance and insurance	$1,223	$1,160	$63	5.4	$1,201	$1,143	$58	5.1

Operating Percentages	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011 (%)	2010 (%)	2011 (%)	2010 (%)
Revenue mix percentages:
New vehicle	56.7	54.8	54.2	53.5
Used vehicle	24.0	24.3	25.4	25.0
Parts and service	15.6	17.3	16.6	17.7
Finance and insurance, net	3.4	3.3	3.4	3.4
Other	0.3	0.3	0.4	0.4
	100.0	100.0	100.0	100.0
Gross profit mix percentages:
New vehicle	25.5	23.4	23.8	21.2
Used vehicle	10.6	11.3	12.4	12.5
Parts and service	41.2	44.4	42.1	45.3
Finance and insurance	21.6	19.7	20.6	19.7
Other	1.1	1.2	1.1	1.3
	100.0	100.0	100.0	100.0
Operating items as a percentage of revenue:
Gross profit:
New vehicle	7.1	7.2	7.3	6.8
Used vehicle - retail	8.3	8.9	9.2	9.3
Parts and service	41.6	43.1	42.3	43.6
Total	15.7	16.8	16.7	17.1
Selling, general and administrative expenses	11.2	12.1	11.9	12.5
Operating income	3.9	4.1	4.1	4.0
Operating items as a percentage of total gross profit:
Selling, general and administrative expenses	71.3	72.1	71.6	73.0
Operating income	24.8	24.7	24.8	23.3

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA
($ in millions, except per vehicle data)

Segment Operating Highlights	Three Months Ended December 31,				Twelve Months Ended December 31,
	2011	2010	$ Variance	% Variance	2011	2010	$ Variance	% Variance
Revenue:
Domestic	$1,209.9	$1,062.6	$147.3	13.9	$4,655.4	$4,111.3	$544.1	13.2
Import	1,291.9	1,184.4	107.5	9.1	5,121.0	4,708.4	412.6	8.8
Premium luxury	1,140.0	962.8	177.2	18.4	3,908.7	3,509.0	399.7	11.4
Corporate and other	36.6	36.4	0.2	0.5	147.2	132.3	14.9	11.3
Total revenue	$3,678.4	$3,246.2	$432.2	13.3	$13,832.3	$12,461.0	$1,371.3	11.0

*Segment income (loss)
Domestic	$44.1	$36.5	$7.6	20.8	$180.0	$152.7	$27.3	17.9
Import	52.5	45.8	6.7	14.6	240.3	199.5	40.8	20.5
Premium luxury	69.8	65.7	4.1	6.2	230.9	208.4	22.5	10.8
Corporate and other	(33.8)	(25.7)	(8.1)		(121.9)	(106.5)	(15.4)
Total segment income	132.6	122.3	10.3	8.4	529.3	454.1	75.2	16.6

Add: Floorplan interest expense	10.9	12.3	(1.4)		42.7	42.5	0.2
Operating income	$143.5	$134.6	$8.9	6.6	$572.0	$496.6	$75.4	15.2

* Segment income (loss) is defined as operating income less floorplan interest expense

Retail new vehicle unit sales:
Domestic	20,059	16,555	3,504	21.2	76,335	64,317	12,018	18.7
Import	27,698	26,904	794	3.0	108,128	107,580	548	0.5
Premium luxury	12,434	9,692	2,742	28.3	39,571	34,559	5,012	14.5
	60,191	53,151	7,040	13.2	224,034	206,456	17,578	8.5

Brand Mix - New Vehicle Retail Units Sold	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011 (%)	2010 (%)	2011 (%)	2010 (%)
Domestic:
Ford, Lincoln	18.5	16.8	18.7	16.9
Chevrolet, Buick, Cadillac, GMC	11.2	11.7	12.1	11.7
Chrysler, Jeep, Dodge	3.6	2.6	3.3	2.6
Domestic total	33.3	31.1	34.1	31.2
Import:
Honda	9.3	12.6	10.7	13.4
Toyota	19.2	19.7	18.4	19.6
Nissan	10.4	10.8	11.5	12.0
Other imports	7.1	7.6	7.6	7.1
Import total	46.0	50.7	48.2	52.1
Premium Luxury:
Mercedes-Benz	10.6	8.2	8.5	7.9
BMW	5.5	5.4	5.0	4.7
Lexus	2.4	3.0	2.0	2.6
Other premium luxury (Land Rover, Porsche)	2.2	1.6	2.2	1.5
Premium Luxury total	20.7	18.2	17.7	16.7
	100.0	100.0	100.0	100.0

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA, Continued
($ in millions, except per share data)

Capital Expenditures / Stock Repurchases	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
Capital expenditures (1)	$44.5	$81.5	$158.1	$161.8
Acquisitions	$—	$—	$64.2	$73.1
Proceeds from exercises of stock options	$12.4	$19.8	$78.7	$49.9
Stock repurchases:
Aggregate purchase price	$217.8	$17.1	$583.4	$523.7
Shares repurchased (in millions)	6.3	0.7	17.1	26.6

Floorplan Assistance and Expense	Three Months Ended December 31,			Twelve Months Ended December 31,
	2011	2010	Variance	2011	2010	Variance
Floorplan assistance earned (included in cost of sales)	$16.4	$14.4	$2.0	$61.1	$55.6	$5.5
Floorplan interest expense (new vehicles)	(10.4)	(11.6)	1.2	(40.3)	(40.2)	(0.1)
Net new vehicle inventory carrying benefit	$6.0	$2.8	$3.2	$20.8	$15.4	$5.4

Balance Sheet and Other Highlights	December 31, 2011	December 31, 2010
Cash and cash equivalents	$86.6	$95.1
Inventory	$1,809.2	$1,867.0
Total floorplan notes payable	$1,898.8	$1,866.4
Non-vehicle debt	$1,647.0	$1,348.7
Equity	$1,894.6	$2,078.9
New days supply (industry standard of selling days, including fleet)	50 days	63 days
Used days supply (trailing 31 days) (2)	31 days	34 days

Key Credit Agreement Covenant Compliance Calculations
Ratio of funded indebtedness/
Adjusted EBITDA		2.59	x
Covenant	less than	3.75	x

Ratio of funded indebtedness including floorplan/
Total capitalization including floorplan		50.9%
Covenant	less than	65.0%

(1)	Includes accrued construction in progress and excludes property acquired under capital leases.

(2)
As of December 31, 2011, we have revised our method of calculating used vehicle days supply from a dollar day supply to a unit day supply (including wholesale units). We have revised prior periods to conform to our revised method of calculation.

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA, Continued
($ in millions, except per share data)

Comparable Basis Reconciliations*	Three Months Ended December 31,
	Net Income		Diluted Earnings Per Share**
	2011	2010	2011	2010
As reported	$69.4	$67.3	$0.49	$0.45
Discontinued operations, net of income taxes	0.5	0.7	$—	$—
From continuing operations, as reported	$69.9	$68.0	$0.50	$0.45
Loss on debt extinguishment	1.4	—	$0.01	$—
Adjusted	$71.3	$68.0	$0.51	$0.45
	Twelve Months Ended December 31,
	Net Income		Diluted Earnings Per Share**
	2011	2010	2011	2010
As reported	$281.4	$226.6	$1.91	$1.43
Discontinued operations, net of income taxes	2.8	8.7	$0.02	$0.05
From continuing operations, as reported	284.2	235.3	$1.93	$1.48
Loss on debt extinguishment	1.4	12.1	$0.01	$0.08
Adjusted	$285.6	$247.4	$1.94	$1.56

*	Please refer to the "Non-GAAP Financial Measures" section of the Press Release.
**	Earnings per share amounts are calculated discretely and therefore may not add up to the total.

AUTONATION, INC.
UNAUDITED SAME STORE DATA
($ in millions, except per vehicle data)

Operating Highlights	Three Months Ended December 31,				Twelve Months Ended December 31,
	2011	2010	$ Variance	% Variance	2011	2010	$ Variance	% Variance
Revenue:
New vehicle	$2,035.2	$1,778.7	$256.5	14.4	$7,307.6	$6,669.1	$638.5	9.6
Retail used vehicle	739.8	685.7	54.1	7.9	2,985.6	2,764.8	220.8	8.0
Wholesale	118.3	102.7	15.6	15.2	429.4	351.3	78.1	22.2
Used vehicle	858.1	788.4	69.7	8.8	3,415.0	3,116.1	298.9	9.6
Parts and service	565.8	560.2	5.6	1.0	2,250.9	2,209.1	41.8	1.9
Finance and insurance, net	122.2	107.0	15.2	14.2	463.9	418.9	45.0	10.7
Other	12.5	11.9	0.6		52.2	47.8	4.4
Total revenue	$3,593.8	$3,246.2	$347.6	10.7	$13,489.6	$12,461.0	$1,028.6	8.3

Gross profit:
New vehicle	$144.0	$127.5	$16.5	12.9	$533.4	$451.2	$82.2	18.2
Retail used vehicle	61.3	61.2	0.1	0.2	275.1	258.1	17.0	6.6
Wholesale	(0.4)	0.5	(0.9)		4.6	8.6	(4.0)
Used vehicle	60.9	61.7	(0.8)	(1.3)	279.7	266.7	13.0	4.9
Parts and service	235.1	241.6	(6.5)	(2.7)	950.7	963.2	(12.5)	(1.3)
Finance and insurance	122.2	107.0	15.2	14.2	463.9	418.9	45.0	10.7
Other	6.7	6.7	—		26.4	27.5	(1.1)
Total gross profit	$568.9	$544.5	$24.4	4.5	$2,254.1	$2,127.5	$126.6	6.0

Retail vehicle unit sales:
New	58,702	53,151	5,551	10.4	217,685	206,456	11,229	5.4
Used	41,224	39,106	2,118	5.4	167,563	160,126	7,437	4.6
	99,926	92,257	7,669	8.3	385,248	366,582	18,666	5.1

Revenue per vehicle retailed:
New	$34,670	$33,465	$1,205	3.6	$33,570	$32,303	$1,267	3.9
Used	$17,946	$17,534	$412	2.3	$17,818	$17,266	$552	3.2

Gross profit per vehicle retailed:
New	$2,453	$2,399	$54	2.3	$2,450	$2,185	$265	12.1
Used	$1,487	$1,565	$(78)	(5.0)	$1,642	$1,612	$30	1.9
Finance and insurance	$1,223	$1,160	$63	5.4	$1,204	$1,143	$61	5.3

Operating Percentages	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011 (%)	2010 (%)	2011 (%)	2010 (%)
Revenue mix percentages:
New vehicle	56.6	54.8	54.2	53.5
Used vehicle	23.9	24.3	25.3	25.0
Parts and service	15.7	17.3	16.7	17.7
Finance and insurance, net	3.4	3.3	3.4	3.4
Other	0.4	0.3	0.4	0.4
	100.0	100.0	100.0	100.0
Gross profit mix percentages:
New vehicle	25.3	23.4	23.7	21.2
Used vehicle	10.7	11.3	12.4	12.5
Parts and service	41.3	44.4	42.2	45.3
Finance and insurance	21.5	19.7	20.6	19.7
Other	1.2	1.2	1.1	1.3
	100.0	100.0	100.0	100.0
Operating items as a percentage of revenue:
Gross Profit:
New vehicle	7.1	7.2	7.3	6.8
Used vehicle - retail	8.3	8.9	9.2	9.3
Parts and service	41.6	43.1	42.2	43.6
Total	15.8	16.8	16.7	17.1